UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 10, 2015

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth Avenue, Suite 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Lattice Semiconductor Corporation (the "Company") announced that effective November 6, 2015, Mr. Glen Hawk has been appointed to serve as Corporate Vice President, Chief Operating Officer of the Company. Mr. Hawk previously served as the Company's Corporate Vice President, Chief Marketing Officer. In his new role as Chief Operating Officer, Mr. Hawk will be responsible for all aspects of the Company's operations, sales and marketing functions. A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Company and Mr. Hawk will enter into a new employment agreement that will include the compensation described below and contain additional terms and conditions substantially similar to those set forth in the employment agreements of the Company's other executive officers.
The terms of the compensation package include:

•	An annual base salary of $360,000;

•	Participation in the Company's cash incentive program, with a target award for fiscal year 2015 of 75% of Mr. Hawk's base salary, in each case prorated based on Mr. Hawk's commencement date; and

•
491,000 non-statutory stock options representing an equivalent number of the Company's common stock, which will vest 25% after one year from the grant date and 6.25% per quarter thereafter, which stock options were granted to Mr. Hawk on May 7, 2015 in connection with his appointment to the role of Corporate Vice President and Chief Marketing Officer.

In addition, in the event of an involuntary termination of Mr. Hawk's employment (as defined in the employment agreement to be entered into between Mr. Hawk and the Company), the Company will pay Mr. Hawk an amount equal to 1.0 times Mr. Hawk's then annual base salary and a prorated portion of his then target cash incentive payment amount. If an involuntary termination occurs immediately prior to a "change in control" (as defined in the employment agreement) or within 24 months following the change in control, then Mr. Hawk will immediately fully vest in all of his outstanding equity awards and the Company will pay Mr. Hawk an amount equal to 1.0 times his then annual base salary, plus 1.0 times his then target cash incentive payment amount. These severance benefits will be subject to Mr. Hawk entering into a release of claims in favor of the Company, its directors and its officers.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: November 10, 2015	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated November 10, 2015 (furnished herewith)

4